April 29, 1999

Greenstar, L.L.C.
C/o Nancy R. Cox
Maxwell Associates
127 North Green Street
Greensboro, NC 27429

RE:  Transfer of Controlling Interest in The Colonial Group, Inc. to    Cavalier
     Homes, Inc.
     Assignment of Lease of 4411 West Market St., Ste 400, Greensboro, NC 27407

Pursuant to section 17 Assignment Subletting which states in part the "a transfer of a controlling interest in Tenant shall be deemed an assignment of this Lease" The Colonial Group, Inc. (tenant) hereby notifies Greenstar, L.L.C. (landlord) of its intention to sell a controlling interest (100%) of The Colonial Group, Inc. and two (2) subsidiaries to Cavalier Homes, Inc.

Cavalier Homes, Inc. is a NYSE company headquartered in Addison, AL. A copy of Cavalier Homes, Inc.'s most recent financial statement is attached.

The Colonial Group, Inc. which will become a wholly-owned subsidiary of Cavalier Homes, Inc. will continue to use this space for the same purpose and in the same manner as it has in the past.

The Colonial Group, Inc. hereby requests the written consent of Greenstar, L.L.C. to this "deemed' assignment of its lease of above referenced premises.

If you are in agreement plesase evidence your written consent to this assignment by signing below and renewing a signed copy to The Colonial Group, Inc.

Respectfully,


George Austin,  CFO
The Colonial Group, Inc.


I, Rajai Fumot as authorized representative of Greenstar, L.L.C. hereby consent to the assignment of the lease on 4411 West Market St., Ste 400, Greensboro, NC 27407. Such assignment resulting from the transfer of a controlling interest in The Colonial Group, Inc. to Cavalier Homes, Inc.

                                          /s/ Rajai Fumot
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